               Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
FOR THE SECOND QUARTER OF FISCAL 2008

JERICHO, NEW YORK, May 8, 2008 - Griffon Corporation (NYSE:GFF) today reported operating results for the second quarter of fiscal 2008, ended March 31, 2008.

Net sales for the second quarter of fiscal 2008 were $320.3 million, compared to $369.1 million in the second quarter of fiscal 2007. Loss from continuing operations was $12.8 million, or $.42 per diluted share, for the quarter compared to income from continuing operations of $838,000, or $.03 per diluted share, last year. Loss from discontinued operations was $8.6 million, or $.29 per diluted share, compared to $583,000, or $.02 per diluted share, last year. Net loss for the quarter was $21.4 million, or $.71 per diluted share, compared to net income of $255,000, or $.01 per diluted share, last year.

Certain operating units in the Installation Services segment were closed during the second quarter and the related assets are in the process of being disposed of. Results of operations related to the closed operating units of the Installation Services segment from the beginning of each fiscal period presented through the respective dates of asset disposition have been reflected as discontinued operations in the condensed consolidated income statements. Net sales of these operating units were $8.4 million and $18.2 million for the three months ended March 31, 2008 and 2007, respectively, and $21.3 million and $39.6 million for the six months ended March 31, 2008 and 2007, respectively.

Earlier today, the company’s Board of Directors approved a plan to exit all operating activities of the Installation Services segment in 2008. As a result, the company presently estimates aggregate exit costs, including operating and intangible asset write-offs, to range between $30 million and $40 million for the remainder of 2008, of which $25 million to $35 million is estimated to be non-cash.

During the second quarter of fiscal 2008, the company’s Installation Services and Garage Doors segments incurred charges resulting from restructuring activities of approximately $2.3 million and $.7 million, respectively.

Telephonics Results

For the quarter ended March 31, 2008, Telephonics generated sales of $98.4 million, a 20.8% decrease from the second quarter of fiscal 2007.

The operating results declined as anticipated as a result of the wind-down in late fiscal 2007 of substantial contracts with Syracuse Research Corporation (SRC). Excluding the impact of the SRC contracts in the respective second quarter periods, core business sales grew by approximately $8.2 million, or 11%.

Clopay Garage Doors Results

For the quarter ended March 31, 2008, the company’s Garage Door segment generated sales of $83.8 million, a 20.3% decrease from the second quarter of fiscal 2007.

The company’s Garage Doors segment finished the quarter with results that were consistent with the sustained downturn in the housing market and were further impacted by the seasonal nature of the business. We believe that our market was further adversely impacted by weakness in the consumer credit markets. The segment’s management has been and will continue to focus on significant cost reduction programs including, but not limited to, reductions in force, reducing or eliminating certain sales and marketing programs and consolidating facilities where possible.

Specialty Plastic Films Results

For the quarter ended March 31, 2008, the company’s Specialty Plastic Films segment generated sales of $114.7 million, a 15.0% increase from the second quarter of fiscal 2007.

Specialty Plastic Films achieved higher sales resulting primarily from a favorable product mix and the impact of foreign exchange. However, operating income was unfavorably affected by lower unit volumes and higher resin costs. On average, resin costs in the second quarter increased approximately 31%, 14% and 9% in North America, Germany and Brazil, respectively, compared to last year. It is estimated that the effect of resin cost volatility had a negative impact on the segment’s operating results, when compared to the prior-year quarter, of approximately $5-$6 million.

Installation Services Results

For the quarter ended March 31, 2008, the company’s Installation Services segment generated sales of $26.0 million, a 41.0% decrease from the second quarter of fiscal 2007.

The decline in Installation Services’ sales and operating results was greater than anticipated due to the continuing effect of the weakness in new home construction.

Balance Sheet and Capital Expenditures

The company’s total cash balances at the end of the second quarter of fiscal 2008 were $39.4 million. Total debt outstanding at the end of the quarter was $206.6 million, including $130 million of convertible notes. Capital expenditures during the second quarter of fiscal 2008 were $5.5 million.

As previously announced, on March 31, 2008, Telephonics Corporation, a wholly-owned subsidiary of the company, entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the lenders agreed to provide Telephonics with a five-year, revolving credit facility of $100 million. Commitments under the Credit Agreement may be increased by up to an additional $50 million under certain circumstances. Proceeds of a $50 million draw under this facility, together with internal cash of the company, were used to repay $62.5 million of outstanding debt under the company’s Amended and Restated Credit Agreement, dated as of December 20, 2006, as amended, among the company, Telephonics, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, at which time such Amended and Restated Credit Agreement was terminated.

The company expects to enter into a senior secured credit facility for its other principal wholly-owned subsidiary, Clopay Corporation, in the third quarter.

Conference Call Information

The company will hold a conference call to discuss its results today, May 8, 2008, at 4:30 PM. EDT. The conference call can be accessed by dialing 1-800-322-9079 for US callers or 1-973-582-2717 for international callers.  Callers should ask to be connected to Griffon Corporation’s second quarter earnings teleconference and provide the conference ID number 43965215. A replay of the call will be available one hour following the call and can be accessed by dialing 1-800-642-1687 conference code: 43965215.  The replay will be available until 5:00 PM EDT on May 22, 2008.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel and capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s Annual Report on Form 10-K for the year ended September 30, 2007 in response to Item 1A to Part I of Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of four distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; Specialty Plastic Films, through Clopay Plastic Products Company; and Installation Services, through Clopay Service Company. Telephonics Corporation develops and manufactures information and communication systems for government and commercial markets worldwide. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. Clopay Service Company installs and services specialty building products and systems through a substantial network of operations located throughout the country. For more information on the company and its operating subsidiaries, please see the company's website at www.griffoncorp.com.

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GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)
(IN THOUSANDS)
PRELIMINARY
	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,

	2008	2007	2008	2007

Net Sales:
Electronic Information and Communication Systems	$98,397	$124,164	$174,257	$254,014
Garage Doors	83,846	105,256	194,892	233,895
Specialty Plastic Films	114,675	99,730	221,073	203,385
Installation Services	25,998	44,044	65,315	99,653
Intersegment eliminations	(2,569)	(4,054)	(6,696)	(8,819)
	$320,347	$369,140	$648,841	$782,128

Operating Income (Loss):
Electronic Information and Communication Systems	$7,139	$12,430	$12,622	$25,351
Garage Doors	(8,575)	(4,564)	(9,742)	(543)
Specialty Plastic Films	5,200	4,934	10,406	9,279
Installation Services	(8,849)	(4,131)	(12,284)	(4,796)
Segment operating income (loss)	(5,085)	8,669	1,002	29,291
Unallocated amounts	(5,509)	(4,968)	(10,335)	(8,665)
Interest and other, net	(2,687)	(2,300)	(4,721)	(4,624)
Income (loss) from continuing operations before income taxes	$(13,281)	$1,401	$(14,054)	$16,002

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
PRELIMINARY
	FOR THE THREE MONTHS ENDED
	MARCH 31,
	2008	2007
Net sales	$320,347	$369,140
Cost of sales	256,783	292,296
Gross profit	63,564	76,844

Selling, general and administrative expenses	71,968	73,712
Restructuring costs	2,992	-
Income (loss) from operations	(11,396)	3,132

Other income (expense):
Interest expense	(3,286)	(3,052)
Interest income	599	752
Other, net	802	569
	(1,885)	(1,731)
Income (loss) from continuing operations before income taxes	(13,281)	1,401

Provision (benefit) for income taxes	(522)	563

Income (loss) from continuing operations before discontinued operations	(12,759)	838

Discontinued operations (net of taxes):
Loss from operation of discontinued operations (net of tax benefit of $2,800 for the three months ended March 31, 2008 and $121 for the three months ended March 31, 2007)	(8,611)	(583)
Net income (loss)	$(21,370)	$255

Basic earnings (loss) per share of common stock:
Continuing operations	$(.42)	$.03
Discontinued operations	(.29)	(.02)
	$(.71)	$.01

Diluted earnings (loss) per share of common stock:
Continuing operations	$(.42)	$.03
Discontinued operations	(.29)	(.02)
	$(.71)	$.01

Weighted-average number of shares outstanding:
Basic	30,057	29,948
Diluted	30,057	31,166

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
PRELIMINARY
	FOR THE SIX MONTHS ENDED
	MARCH 31,
	2008	2007
Net sales	$648,841	$782,128
Cost of sales	511,201	617,317
Gross profit	137,640	164,811

Selling, general and administrative expenses	143,895	145,368
Restructuring costs	4,683	-
Income (loss) from operations	(10,938)	19,443

Other income (expense):
Interest expense	(6,201)	(5,996)
Interest income	1,480	1,372
Other, net	1,605	1,183
	(3,116)	(3,441)
Income (loss) from continuing operations before income taxes	(14,054)	16,002

Provision (benefit) for income taxes	(553)	6,434

Income from continuing operations before discontinued operations	(13,501)	9,568

Discontinued operations (net of taxes):
Loss from operation of discontinued operations (net of tax benefit of $3,807 for the six months ended March 31, 2008 and $99 for the six months ended March 31, 2007)	(9,224)	(848)
Net income (loss)	$(22,725)	$8,720

Basic earnings (loss) per share of common stock:
Continuing operations	$(.45)	$.32
Discontinued operations	(.31)	(.03)
	$(.76)	$.29

Diluted earnings (loss) per share of common stock:
Continuing operations	$(.45)	$.31
Discontinued operations	(.31)	(.03)
	$(.76)	$.28

Weighted-average number of shares outstanding:
Basic	30,054	29,950
Diluted	30,054	31,117

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

PRELIMINARY
	MARCH 31,	SEPTEMBER 30,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$39,401	$44,747
Accounts receivable, net	177,353	199,834
Contract costs and recognized income not yet billed	73,327	77,184
Inventories	163,695	154,565
Assets of discontinued operations	6,532	19,212
Prepaid expenses and other current assets	54,457	49,884
Total current assets	514,765	545,426
Property, plant and equipment, at cost net of depreciation and amortization	232,492	233,078
Costs in excess of fair value of net assets of businesses acquired, net	120,912	114,756
Intangible and other assets	74,934	66,598
	$943,103	$959,858

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$3,987	$3,392
Accounts payable	115,732	103,833
Accrued liabilities	76,952	77,628
Income taxes	510	14,153
Liabilities of discontinued operations	4,211	2,919
Total current liabilities	201,392	201,925
Long-term debt	202,612	229,438
Other liabilities and deferred credits	76,451	61,556
Shareholders' equity	462,648	466,939
	$943,103	$959,858

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
PRELIMINARY
	For the Six Months Ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(22,725)	$8,720
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,033	19,765
Write-off of unamortized deferred finance costs	495	-
Stock-based compensation	1,194	1,303
Provision for losses on accounts receivable	5,480	734
Deferred income taxes	707	706
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	32,123	32,828
Increase in inventories	(2,433)	(6,658)
Increase in prepaid expenses and other assets	(8,624)	(1,217)
Decrease in accounts payable, accrued liabilities and income taxes payable	86	(36,989)
Other changes, net	551	155
	51,612	10,627
Net cash provided by operating activities	28,887	19,347

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(12,050)	(19,477)
Acquired businesses	(1,750)	(17,167)
Proceeds from sale of investments	1,000	-
(Increase) decrease in equipment lease deposits	4,024	(1,473)
Funds restricted for capital projects	-	(4,421)
Net cash used in investing activities	(8,776)	(42,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of shares for treasury	(579)	(2,300)
Proceeds from issuance of long-term debt	50,000	42,891
Payments of long-term debt	(76,716)	(482)
Increase (decrease) in short-term borrowings	377	(5,625)
Exercise of stock options	-	1,111
Tax benefit from exercise of stock options	-	278
Other, net	480	(1,238)
Net cash provided by (used in) financing activities	(26,438)	34,635

Effect of exchange rate changes on cash and cash equivalents	981	541

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,346)	11,985
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,747	22,389
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,401	$34,374